UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55617

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2016, Strategic Storage Trust II, Inc. (the “Registrant”), through certain affiliated entities (collectively, the “Borrower”), entered into a First Amendment to the Credit Agreement (the “First Amendment to the Property Loan”) in connection with a secured loan in the original amount of $105 million (the “Property Loan”) pursuant to the Credit Agreement dated June 1, 2016 (the “Property Loan Agreement”) with KeyBank, National Association (“KeyBank”), as administrative agent, for itself and the lenders to the Property Loan Agreement. Prior to the First Amendment to the Property Loan, one of the properties held as collateral under the Property Loan was removed and the Property Loan was reduced to approximately $92.8 million. The First Amendment to the Property Loan extended the maturity date of the Property Loan Agreement from December 31, 2016 to March 31, 2017. The Borrower paid an extension fee in connection with such extension.

This discussion of the First Amendment to the Property Loan is qualified in its entirety by the text of the First Amendment to the Property Loan, attached hereto as Exhibit 10.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As reported earlier, on March 25, 2016, the Registrant, through a subsidiary of its operating partnership, executed 12 purchase and sale agreements with unaffiliated third parties for the acquisition of a portfolio of 22 self storage facilities (10 in Florida, 11 in North Carolina and one in Maryland), four parcels of land adjacent to facilities in North Carolina and one redevelopment property in North Carolina (the “27 Property Portfolio”). The purchase price for the 27 Property Portfolio is approximately $371 million, plus closing costs and acquisition fees. On June 1, 2016, the Registrant closed on 11 self storage facilities in Florida and Maryland representing the first phase (the “First Phase”) of the acquisition of the 27 Property Portfolio. The purchase price for the First Phase of the 27 Property Portfolio was approximately $275 million, plus closing costs and acquisition fees. On December 30, 2016, the Registrant assigned the purchase agreement for the one redevelopment property in Asheville, North Carolina to a subsidiary of Strategic Storage Growth Trust, Inc. The purchase price for the redevelopment property in Asheville, North Carolina was $3 million.

On December 30, 2016, the Registrant closed on the remaining 11 self storage facilities in North Carolina and four parcels of land adjacent to facilities in North Carolina representing the second and final phase (the “Second Phase”) of the acquisition of the 27 Property Portfolio. The purchase price of the Second Phase of the 27 Property Portfolio was approximately $93 million, plus closing costs and acquisition fees, which was funded with a combination of proceeds from the Registrant’s public offering and the assumption of the North Carolina Loan, as described in Item 2.03 below. The Registrant incurred acquisition fees of approximately $1.6 million in connection with the Second Phase of the acquisition of the 27 Property Portfolio. The 11 self storage facilities acquired in the Second Phase consist of approximately 4,850 units and approximately 553,500 net rentable square feet of storage space.

A summary of the 11 self storage facilities acquired in the Second Phase of the 27 Property Portfolio is as follows:

Property	Address	Purchase Price	Approx. Sq. Ft. (net)	Approx. Units
Asheville I – NC	1130 Sweeten Creek Road, Asheville, NC 28803/ 17-19 Chaparral Road, Asheville, NC 28803	$14,923,760	103,200	790
Arden – NC	3909 Sweeten Creek Road, Arden, NC 28704	$11,756,155	67,500	570
Asheville II – NC	127 Sweeten Creek Road, Asheville, NC 28803	$6,104,335	39,500	330
Hendersonville I – NC	1931 Spartanburg Highway, Hendersonville, NC 28792	$4,100,340	32,500	350
Asheville III – NC	600 Patton Avenue, Asheville, NC 28806	$9,521,285	51,000	420
Asheville IV – NC	40 Wilmington Street, Asheville, NC 28806	$8,828,660	54,700	480
Asheville V – NC	90 Highland Center Boulevard, Asheville, NC 28806	$9,772,215	51,600	450
Asheville VI – NC	21 Sardis Road, Asheville, NC 28806	$6,630,730	44,600	380
Asheville VII – NC	2594 Sweeten Creek Road, Asheville, NC 28803	$4,035,695	25,300	210
Hendersonville II – NC	102 Glover Street, Hendersonville, NC 28792	$7,720,460	47,600	490
Asheville VIII – NC	530/550 Swannanoa River Road, Asheville, NC 28805	$8,756,365	36,000	380

TOTAL		$92,150,000	553,500	4,850

In addition to the 11 self storage facilities listed above, the Second Phase of the 27 Property Portfolio included four parcels of land in Asheville, North Carolina that are adjacent to facilities in that area with an aggregate purchase price of approximately $0.65 million.

Strategic Storage Property Management II, LLC, a subsidiary of SmartStop Asset Management, LLC, the sponsor of the Registrant, will serve as the property manager of the 11 self storage facilities acquired in the Second Phase of the 27 Property Portfolio and has entered into sub-property management agreements with a subsidiary of Extra Space Storage, Inc. who will manage the properties. Strategic Storage Property Management II, LLC will be paid management fees in an amount equal to the greater of $2,500 per month or 6% of the gross monthly revenues collected from the properties acquired in the Second Phase and Strategic Storage Property Management II, LLC will, in turn, pay the sub-property manager an amount equal to the greater of $2,500 per month or 6% of the gross monthly revenues collected from the properties acquired in the Second Phase, except for the months of January and July each year.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the acquisition of the Second Phase of the 27 Property Portfolio, the Registrant, through two special purchase entities formed to acquire and hold the properties acquired in the Second Phase, assumed a loan with Wells Fargo Bank, National Association, as trustee, on behalf of the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC24, which has a principal amount of $47.2 million (the “North Carolina Loan”). The interest rate on the North Carolina Loan is 5.311% and matures in August 2024. The monthly payment on the North Carolina Loan is interest only through August 2019 and is secured by deeds of trust on the Registrant’s interest in the 11 self storage facilities acquired in the Second Phase of the Mindful Portfolio. The North Carolina Loan was securitized, and therefore, the loan may not be prepaid but may be repaid in whole or in part through a partial or full defeasance (releasing one of more of the properties from the liens). Pursuant to a joinder by and agreement of new indemnitor, the Registrant provided a non-recourse guaranty and environmental indemnity in connection with the assumption of the North Carolina Loan.

The description of the North Carolina Loan Assumption above is qualified in its entirety by the Assumption Agreement and the Joinder By and Agreement of New Indemnitor attached hereto as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On December 29, 2016, the Registrant entered into a First Amendment to the Credit Agreement (the “First Amendment to the Subordinate Loan”) in connection with an unsecured term loan in the original amount of $30 million (the “Subordinate Loan”) pursuant to the Credit Agreement dated June 1, 2016 (the “Subordinate Loan Agreement”) with KeyBank, as administrative agent, for itself and the lenders to the Subordinate Loan Agreement. During the third and fourth quarters of 2016, the Registrant made payments totaling $20 million on the Subordinate Loan, reducing the loan amount to $10 million. The First Amendment to the Subordinate Loan extended the maturity date of the Subordinate Loan Agreement from December 31, 2016 to March 31, 2017. The Registrant paid an extension fee in connection with such extension.

This discussion of the First Amendment to the Subordinate Loan is qualified in its entirety by the text of the First Amendment to the Subordinate Loan, attached hereto as Exhibit 10.4.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 17, 2017 by amendment to this Form 8-K.

(b) Pro forma financial information.

See paragraph (a) above.

(d) Exhibits.

10.1	First Amendment to the Property Loan

10.2	Assumption Agreement

10.3	Joinder By and Agreement of New Indemnitor

10.4	First Amendment to the Subordinate Loan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: January 5, 2017	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer